Exhibit 99.1

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED FINANCIAL STATEMENTS

As of March 27, 2015 and September 26, 2014 and

for the quarterly and six month periods ended

March 27, 2015 and March 28, 2014

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

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THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
	(in thousands)
Net sales	$424,911	$467,621	$841,973	$931,604
Cost of sales	276,761	298,090	543,593	588,689

Gross margin	148,150	169,531	298,380	342,915
Selling expenses	54,251	62,250	104,435	121,399
General and administrative expenses	32,810	39,538	69,792	78,446
Research, development, and engineering expenses	22,273	26,307	47,355	50,638
Restructuring charges, net	1,215	20,977	2,873	22,691

Operating income	37,601	20,459	73,925	69,741
Interest income	192	210	393	352
Interest expense	(737)	(753)	(1,491)	(1,513)

Income before income taxes	37,056	19,916	72,827	68,580
Income tax expense	(8,774)	(52,504)	(18,363)	(63,542)

Net income (loss)	$28,282	$(32,588)	$54,464	$5,038

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
	(in thousands)
Net income (loss)	$28,282	$(32,588)	$54,464	$5,038
Other comprehensive loss:
Currency translation	(25,463)	(1,009)	(47,896)	(396)
Adjustments to unrecognized pension benefit costs, net of income taxes	1,808	250	2,802	84

Other comprehensive loss	(23,655)	(759)	(45,094)	(312)

Comprehensive income (loss)	$4,627	$(33,347)	$9,370	$4,726

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	March 27, 2015	September 26, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$13,165	$16,864
Accounts receivable, net of allowance for doubtful accounts of $20,805 and $19,301, respectively	322,231	382,046
Inventories	223,223	239,157
Prepaid expenses and other current assets	48,050	70,803
Deferred income taxes	45,303	45,303

Total current assets	651,972	754,173
Property, plant, and equipment, net	186,722	205,500
Goodwill	584,103	588,982
Intangible assets, net	221,669	241,217
Deferred income taxes	174,149	168,423
Other assets	4,899	6,478

Total Assets	$1,823,514	$1,964,773

Liabilities and Business Unit Equity
Current liabilities:
Current maturities of long-term debt	$89,384	$89,497
Accounts payable	143,216	160,313
Accrued and other current liabilities	124,237	179,450

Total current liabilities	356,837	429,260
Long-term pension liabilities	7,389	8,409
Deferred income taxes	30,114	30,114
Income taxes	11,844	14,553
Other liabilities	27,645	32,473

Total Liabilities	433,829	514,809

Commitments and contingencies (Note 7)
Business Unit Equity:
Parent company investment	1,405,315	1,420,500
Accumulated other comprehensive income (loss)	(15,630)	29,464

Total Business Unit Equity	1,389,685	1,449,964

Total Liabilities and Business Unit Equity	$1,823,514	$1,964,773

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF BUSINESS UNIT EQUITY

(UNAUDITED)

	Parent Company Investment	Accumulated Other Comprehensive Income (Loss)	Total Business Unit Equity
	(in thousands)
Balance at September 26, 2014	$1,420,500	$29,464	$1,449,964
Net income	54,464	—	54,464
Other comprehensive loss	—	(45,094)	(45,094)

Total comprehensive income (loss)	54,464	(45,094)	9,370
Net decrease in Parent company investment	(69,649)	—	(69,649)

Balance at March 27, 2015	$1,405,315	$(15,630)	$1,389,685

Balance at September 27, 2013	$1,473,428	$52,752	$1,526,180
Net income	5,038	—	5,038
Other comprehensive loss	—	(312)	(312)

Total comprehensive income (loss)	5,038	(312)	4,726
Net decrease in Parent company investment	(17,259)	—	(17,259)

Balance at March 28, 2014	$1,461,207	$52,440	$1,513,647

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	March 27, 2015	March 28, 2014
	(in thousands)
Cash Flows From Operating Activities:
Net income	$54,464	$5,038
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	29,223	32,769
Non-cash restructuring charges	76	1,572
Deferred income taxes	(5,726)	43,482
Provision for losses on accounts receivable and inventories	7,113	7,211
Share-based compensation expense	3,658	3,706
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	37,213	(6,361)
Inventories	(1,959)	(24,057)
Prepaid expenses and other current assets	21,667	(4,952)
Accounts payable	(14,389)	(9,488)
Accrued and other current liabilities	(55,745)	(4,487)
Other	(1,508)	(736)

Net cash provided by operating activities	74,087	43,697

Cash Flows From Investing Activities:
Capital expenditures	(14,899)	(19,589)
Proceeds from sale of property, plant, and equipment and other	(344)	(204)

Net cash used in investing activities	(15,243)	(19,793)

Cash Flows From Financing Activities:
Repayment of long-term debt	(121)	(107)
Net financing activities with Parent and Parent’s subsidiaries(1)	(61,016)	(21,514)

Net cash used in financing activities	(61,137)	(21,621)

Effect of currency translation on cash	(1,406)	(385)
Net increase (decrease) in cash and cash equivalents	(3,699)	1,898
Cash and cash equivalents at beginning of period	16,864	22,473

Cash and cash equivalents at end of period	$13,165	$24,371

(1)	Net financing activities with Parent and Parent’s subsidiaries include cash flows related to intercompany cash management and funding transactions and other intercompany activity.

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited Condensed Combined Financial Statements of the Broadband Network Solutions business (“BNS” or the “Company,” which may be referred to as “we, “us,” or “our”) of TE Connectivity Ltd. (“TE Connectivity” or “Parent”) have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In management’s opinion, the unaudited Condensed Combined Financial Statements contain all normal recurring adjustments necessary for a fair presentation of interim results. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire fiscal year or any subsequent interim period.

The assets and liabilities in the Condensed Combined Financial Statements have been reflected on a historical cost basis, as included in the historical Condensed Consolidated Balance Sheets of Parent. The Condensed Combined Statements of Operations include allocations for a) certain support functions that are provided on a centralized basis by Parent and historically recorded at the business unit level, as well as b) corporate costs not historically allocated by Parent to the business unit level. These expenses include departmental charges related to executive office, finance, tax, treasury, human resources, information technology, and legal, among others. These expenses have been allocated to BNS on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of operating income, headcount or other measures of BNS or Parent. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include the actual expenses that would have been incurred by BNS and may not reflect the combined results of operations, financial position, and cash flows had it been a stand-alone business during the periods presented. Actual costs that would have been incurred had BNS been a stand-alone business would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The year-end balance sheet data was derived from audited financial statements, but does not include all of the information and disclosures required by GAAP. These financial statements should be read in conjunction with our audited Combined Financial Statements for the fiscal year ended September 26, 2014.

Unless otherwise indicated, references in the Condensed Combined Financial Statements to fiscal 2015 and fiscal 2014 are to our fiscal years ending September 25, 2015 and September 26, 2014, respectively.

On January 27, 2015, Parent entered into a definitive agreement to sell BNS for $3 billion in cash, subject to a final working capital adjustment. The transaction is expected to close during calendar 2015 pending customary closing conditions and regulatory approvals.

2. Restructuring Charges, Net

Restructuring charges, net consist primarily of employee severance charges.

Activity in our restructuring reserves during the first six months of fiscal 2015 is summarized as follows:

	Balance at September 26, 2014	Charges	Changes in Estimate	Cash Payments	Non-Cash Items and Other(1)	Balance at March 27, 2015
	(in thousands)
Fiscal 2014 Actions	$11,101	$78	$2	$(3,498)	$(1,111)	$6,572
Pre-Fiscal 2014 Actions	44,930	2,854	(61)	(25,103)	(4,598)	18,022

Total activity	$56,031	$2,932	$(59)	$(28,601)	$(5,709)	$24,594

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Activity in our restructuring reserves during the first six months of fiscal 2014 is summarized as follows:

	Balance at September 27, 2013	Charges	Changes in Estimate	Cash Payments	Non-Cash Items and Other(1)	Balance at March 28, 2014
	(in thousands)
Fiscal 2014 Actions	$—	$20,953	$—	$(2,010)	$(49)	$18,894
Pre-Fiscal 2014 Actions	78,422	3,915	(2,177)	(15,287)	(344)	64,529

Total activity	$78,422	$24,868	$(2,177)	$(17,297)	$(393)	$83,423

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Fiscal 2014 Actions

During fiscal 2014, we initiated a restructuring program associated with headcount reductions and manufacturing site closures. In connection with this program, during the six months ended March 27, 2015 and March 28, 2014, we recorded net restructuring charges of $80 thousand and $20,953 thousand, respectively, primarily related to manufacturing site closures. We expect to complete all restructuring programs commenced in fiscal 2014 by the end of fiscal 2015. We do not expect to incur any additional charges related to restructuring actions commenced in fiscal 2014.

Pre-Fiscal 2014 Actions

In connection with the restructuring actions initiated prior to fiscal 2014, during the six months ended March 27, 2015 and March 28, 2014, we recorded net restructuring charges of $2,793 thousand and $1,738 thousand, respectively. We expect to incur additional charges of approximately $723 thousand related to pre-fiscal 2014 actions.

Total Restructuring Reserves

Restructuring reserves included on the combined balance sheets were as follows:

	March 27, 2015	September 26, 2014
	(in thousands)
Accrued and other current liabilities	$11,356	$43,181
Other liabilities	13,238	12,850

Restructuring reserves	$24,594	$56,031

3. Inventories

Inventories consisted of the following:

	March 27, 2015	September 26, 2014
	(in thousands)
Raw materials	$40,891	$46,267
Work in progress	51,244	61,484
Finished goods	131,088	131,406

Inventories	$223,223	$239,157

4. Goodwill

The changes in the carrying amount of goodwill were as follows:

(in thousands)
September 26, 2014(1)	$588,982
Currency translation	(4,879)

March 27, 2015(1)	$584,103

(1)	For both periods, there were no accumulated impairment losses related to the BNS reporting units.

5. Intangible Assets, Net

Intangible assets consisted of the following:

	March 27, 2015			September 26, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
Intellectual property	$232,533	$(113,271)	$119,262	$229,623	$(105,466)	$124,157
Customer relationships	168,840	(66,490)	102,350	169,577	(58,836)	110,741
Other	1,811	(1,754)	57	8,927	(2,608)	6,319

Total	$403,184	$(181,515)	$221,669	$408,127	$(166,910)	$241,217

Intangible asset amortization expense was $7,760 thousand and $7,603 thousand for the second quarters of fiscal 2015 and 2014, respectively and $15,532 thousand and $15,305 thousand for the first six months of fiscal 2015 and 2014, respectively

The aggregate amortization expense on intangible assets is expected to be as follows:

(in thousands)
Remainder of Fiscal 2015	$15,425
Fiscal 2016	30,723
Fiscal 2017	30,672
Fiscal 2018	30,672
Fiscal 2019	30,672
Fiscal 2020	29,689
Thereafter	53,816

Total	$221,669

6. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following:

	March 27, 2015	September 26, 2014
	(in thousands)
Accrued payroll and employee benefits	$47,327	$69,076
Restructuring reserves	11,356	43,181
Value-added and other duties and taxes payable	21,944	24,125
Income taxes payable	9,976	6,542
Deferred income taxes	3,627	3,627
Other	30,007	32,899

Accrued and other current liabilities	$124,237	$179,450

7. Commitments and Contingencies

Legal Proceedings

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we do not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material effect on our results of operations, financial position, or cash flows.

8. Retirement Plans

Defined Benefit Pension Plans

The net periodic pension benefit cost for pension plans that were fully dedicated to the BNS business was as follows:

	For the Quarters Ended		For the Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
	(in thousands)
Service cost	$1,117	$1,032	$2,235	$2,063
Interest cost	500	646	1,002	1,292
Expected return on plan assets	(1,067)	(1,153)	(2,134)	(2,305)
Amortization of net actuarial loss	122	152	244	303
Amortization of prior service cost	60	1	120	1

Net periodic pension benefit cost	$732	$678	$1,467	$1,354

During the six months ended March 27, 2015, we contributed $938 thousand to fully dedicated pension plans.

Shared Pension Plans

Certain BNS employees participate in various defined benefit pension plans sponsored by Parent (the “Shared Plans”). Pension expense, calculated as actuarially determined service and interest cost, for BNS employees that participate in these shared plans was $632 thousand and $841 thousand in the second quarters of fiscal 2015 and 2014, respectively, and $1,349 thousand and $1,680 thousand in the first six months of fiscal 2015 and 2014, respectively. The Condensed Combined Balance Sheets do not include any liabilities associated with the Shared Plans.

9. Income Taxes

We recorded income tax provisions of $8,774 thousand and $52,504 thousand for the quarters ended March 27, 2015 and March 28, 2014, respectively. The tax provision for the quarter ended March 27, 2015 reflects income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The tax provision for the quarter ended March 28, 2014 reflects an income tax charge related to the increase in the valuation allowance for U.S. tax loss carryforwards partially offset by income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

We recorded income tax provisions of $18,363 thousand and $63,542 thousand for the six months ended March 27, 2015 and March 28, 2014, respectively. The tax provision for the six months ended March 27, 2015 reflects income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The tax provision for the six months ended March 28, 2014 reflects an income tax charge related to the increase in the valuation allowance for U.S. tax loss carryforwards partially offset by income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

We record accrued interest as well as penalties related to uncertain tax positions as part of the provision for income taxes. As of March 27, 2015 and September 26, 2014, we had recorded $3,951 thousand and $5,150 thousand, respectively, of accrued interest and penalties related to uncertain tax positions, all of which was recorded in income taxes on the Condensed Combined Balance Sheets. During the six months ended March 27, 2015, we recognized a $503 thousand income tax benefit related to interest and penalties on the Condensed Combined Statement of Operations.

BNS’s U.S. operations were included in various income tax returns which were filed on a unitary, consolidated, or stand-alone basis in multiple U.S. jurisdictions, which generally have statutes of limitations ranging from 3 to 4 years.

BNS’s non-U.S. operations were included in various income tax returns of non-U.S. subsidiaries which file income tax returns in the countries in which they have operations. Generally, these countries have statutes of limitations ranging from 3 to 10 years.

Although it is difficult to predict the timing or results of our worldwide examinations, we estimate that up to approximately $1,500 thousand of unrecognized income tax benefits, excluding the impact relating to accrued interest and penalties, could be resolved within the next twelve months.

We are not aware of any other matters that would result in significant changes to the amount of unrecognized income tax benefits reflected on the Condensed Combined Balance Sheet as of March 27, 2015.

10. Share Plans

Total share-based compensation expense, which was included in general and administrative expenses on the Condensed Combined Statements of Operations, was $1,733 thousand and $1,798 thousand during the second quarters of fiscal 2015 and 2014, respectively, and $3,658 thousand and $3,706 thousand during the first six months of fiscal 2015 and 2014, respectively.

11. Related Party Transactions, Parent’s Net Investment, and Significant Transactions

Related-Party Transactions

All significant intercompany transactions and accounts within BNS’s combined businesses have been eliminated. All intercompany transactions between BNS and Parent and/or Parent’s other subsidiaries have been included in these Condensed Combined Financial Statements as changes in Parent company investment. As the books and records of BNS were not kept on a separate-company basis, the determination of the average net balance due to or from Parent was not practicable.

Corporate Allocations and Parent Company Investment

Historically, Parent has provided services to, and funded certain expenses for BNS that have been included as a direct component of BNS’s historical accounting records, such as information technology, global operations, legal, and finance (the “direct allocations”). In addition, the Condensed Combined Financial Statements include general corporate expenses of Parent which were not historically allocated to BNS for certain support functions that are provided on a centralized basis within Parent and not recorded at the business unit level (“general corporate expenses”). The general corporate expenses often related to the same or similar functions as the direct allocations, but were not recorded at the business unit level for Parent financial reporting purposes. The general corporate expenses, however, incrementally included amounts related to, for example, corporate employee stock compensation, as well as other corporate costs not specifically benefiting any of Parent’s business units. For purposes of these stand-alone financial statements, the general corporate expenses have been allocated to BNS. The direct allocations and general corporate expenses are included in the Condensed Combined Statements of Operations as components of cost of sales; selling expenses; research, development, and engineering expenses; and general and administrative expenses, respectively, and accordingly as a component of business unit equity. These expenses have been allocated to BNS on a pro rata basis of operating income. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect BNS’s combined results of operations, financial position, and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if BNS had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The corporate allocations made during the second quarters of fiscal 2015 and 2014 of $39,141 thousand and $31,527 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to BNS of $9,757 thousand and $8,371 thousand, respectively, and the direct allocations historically recorded on BNS’s accounting records primarily consisting of approximately $29,384 thousand and $23,156 thousand, respectively.

The corporate allocations made during the first six months of fiscal 2015 and 2014 of $76,944 thousand and $63,734 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to BNS of $20,215 thousand and $16,496 thousand, respectively, and the direct allocations historically recorded on BNS’s accounting records primarily consisting of approximately $56,729 thousand and $47,238 thousand, respectively.

All significant intercompany transactions between BNS and Parent are considered to be effectively settled for cash at the time the separation of BNS from Parent is recorded. As discussed above, the total net effect of the settlement of these intercompany transactions is reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Parent company investment.

12. Subsequent Events

BNS has evaluated subsequent events through April 24, 2015, the date the Condensed Combined Financial Statements were issued.